Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-240254) on Form S-8 of our report dated April 25, 2023, with respect to the consolidated financial statements of Vasta Platform Limited.

São Paulo, Brazil

April 25, 2023

/s/ KPMG Auditores Independentes Ltda.